Exhibit 10.28

EXECUTION COPY

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

执行官聘用协议

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of October 18, 2016 by and between Kingold Jewelry, Inc. (the “Company”), the parent company of Wuhan Kingold Jewelry Co., Ltd. (“Wuhan Kingold”), and Zhihong Jia (the “Executive”) (collectively the “Parties”; individually a “Party”).

本聘用协议（“协议”）由武汉金凰珠宝股份公司（“武汉金凰”）的母公司金凰珠宝有限公司（“公司”）与贾志宏先生（“执行官”）（以下统称为“协议各方”或单称为“协议 一方”）于2016年10月18日签署。

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, as Chief Executive Officer;

鉴于，公司拟聘请执行官，且执行官愿意受聘作为公司的首席执行官；

WHEREAS, Executive has extensive knowledge and a unique understanding of the Business and has longstanding business relationships with many clients and other business associates that will be of value and service to the Company; and

鉴于，执行官具有对公司业务的丰富知识和独到理解以及对公司颇有价值的众多客 户和合作伙伴拥有长期合作伙伴关系；且

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

因此，基于双方在本协议的约定和其他良好和有价值的考虑，双方达成以下共识并 同意如下：

1.       Term of Employment. This Agreement shall become effective on October 28, 2016. The term of employment shall be three years, unless this Agreement is terminated prior to the expiration of such three-year period (the “Term”).

1. 聘用期限。 本协议将于2016年10月28日生效。除非在此三年期限内提前终 止，协议有效期限为三年（“期限”）。

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2.       Position and Duties. The Executive shall render services to the Company and its subsidiaries, including Wuhan Kingold, in the position of chief executive officer and perform all services appropriate to that position as well as other services as may reasonably be assigned by the Company. The Executive’s principal place of employment shall be in Wuhan, located in the Hubei Province, within the PRC or any other place as agreed by the Parties from time to time. The Executive shall devote most of his working time, attention and skill to the discharge of his duties of his office and shall faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him, and shall observe and comply with all resolutions and directions from time to time made or given by the Board of Directors of the Company (the “Board”). The Executive shall at all times keep the Board promptly and fully informed of his conduct relating to material matters, decisions and transactions affecting or involving the Company or any of its subsidiaries or controlled affiliates (collectively, the “Group” and each a “Group Company”) and provide such explanations as may reasonably be required. Insofar as the internal rules and regulations of the Group or the Group Companies are applicable to the Executive, the Executive undertakes to abide by such rules and regulations.

2.        职位和职责。 为首席执行官向公司及包括武汉金凰在内的子公司 提供适合于此职位的服务以及公司可能合理分派的其他服务。执行官主要办公地址在在中 国湖北省武汉或者协议各方不时同意的其他地点。执行官应尽其工作时间、精力和能力履 行其职责，忠实勤勉尽责履行其职责，行使其不时被分派或授予的权利，且应遵守和符合 所有公司董事会（“董事会”）不时作出或提供的公司决议和指令。执行官应在任何时候及 时全面通知董事会有关他的行为中影响或涉及公司或任何子公司或关联方（统称为“集团” 且单称为“集团公司”）的主要事项、决定和交易的执行，且根据可能的合理要求提供解 释。迄今为止的集团或集团公司的内部规定和规则适用于执行官，且执行官承诺遵守此等 规定和规则。

3.       Remuneration and Benefits. Subject to the Company’s policies and practices, during the Term, the Executive shall be entitled to the following remuneration and benefits (on a cumulative basis):

3. 报酬和福利。 取决于公司的政策和实际操作，执行官在任职期间，将享有 以下报酬和福利（基于累计计算）

a.       Base Salary. The Company shall pay the Executive a base salary of U.S. $175,000 per year (the “Annual Base Salary” or “Base Salary”) or U.S. $14,584 per month (the “Monthly Salary”), less all applicable withholdings and deductions, for his employment with the Company, subject to (a) a reasonable annual adjustment (determined by the Board) to reflect increases in the cost of living due to inflation; and (b) an additional adjustment as agreed by the Company and the Executive, if the workload of the Executive substantially increases due to the business expansion of the Group. The Base Salary of the Executive will also be correspondingly adjusted if the salary of all the other employees of the Group Companies is adjusted in accordance with the then effective payroll policies of the Group Companies. The Base Salary shall be paid by the Company in accordance with the Company’s regularly established payroll practices applicable to all Company employees.

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a. 基本工资。 公司应在执行官受聘期间，支付执行官基本工资为每年 17.5万美金（“年基本工资”或“基本工资”）或者每月1.4584万美金（“月薪”）（未 扣除全部应扣缴和扣减的款项），除非(a)每年进行合理的调整（由董事会决定） 以反映由于通货膨胀而导致的生活成本的提高；和（b）如果由于公司业务扩张而 使得执行官的工作量实质性增加，而由公司和执行官同意的额外调整。如果集团公 司的全部其他员工根据集团公司当时生效的工资政策予以调整时，则执行官的基本 工资将相应调整。公司将根据适用于公司全体员工的工资支付方法向执行官支付基 本工资。

b.       Benefits. The Executive shall be eligible to participate in the benefits generally made available by the Company to its executives in accordance with the benefit plans established by the Company, as the same may be amended from time to time in the Company’s sole discretion.

b.       福利。 执行官将有资格参与公司根据其所制定的福利计划而向执行 官提供的福利，但公司有权自行对此不时进行修订。

c.       Bonus. The Company may pay the Executive an annual bonus, less all applicable withholdings and deductions (“Annual Bonus”) in accordance with any executive annual bonus plans of the Company. Such Annual Bonus shall be determined by the Company in its sole discretion and approved by the Board, and shall be based on the Executive’s performance and the Company’s financial performance in the relevant financial year.

c. 奖金。 公司可根据公司的年度奖金计划支付执行官年度奖金（未扣 除所有应扣缴及扣减的款项）（“年度奖金”）。该奖金将由公司决定并经董事会同 意，且应基于执行官在相关财务年度的工作表现和公司财务状况予以确定。

d.       Equity Incentives. The Executive may be granted share options or other equity incentives as determined by the Company and approved by the Board. For the avoidance of doubt, the Executive shall be responsible for, and shall not be entitled to any claims against the Company for, any taxes arising from any grants or awards of any share options or other equity incentives (including the exercise of any share options).

d. 股权激励。 执行官可被授予由公司决定且经董事会通过的期权计划或 其他股权激励计划。为避免疑惑，执行官应对任何期权或其他股权激励计划的授予 或奖励（包括任何期权计划的行使）所涉及的税收自行负责且无权就该等税收向公 司索赔。

e.       Holidays. The Executive shall be eligible for the holiday benefits generally made available by the Company to its executives in accordance with the holiday policies of the Company, as the same may be amended from time to time in the Company’s sole discretion.

e.       假期。 执行官有资格享有公司依据其公司假期政策而向执行官提供 的假期福利，但公司有权自行对该假期政策不时进行修订。

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f.       Insurance. The Company shall pay for life insurance and medical insurance policies with an internationally recognized insurance provider (or such other insurance provider as agreed between the Parties) for the benefit of the Executive, provided that (a) the annual premium of all such insurance policies in any one year shall be no more than Renminbi (“RMB”) 20,000 in the aggregate; (b) the beneficiaries under the life insurance policy shall be designated by the Executive; (c) the other terms of the insurance policies (including, but not limited to, the type of policy and coverage) shall be reasonably satisfactory to the Executive and (d) the Executive satisfies the eligibility requirements of such policies.

f. 保险。 公司将为了执行官的利益而向国际认可的保险公司（或双方 同意的其他保险公司）购买寿险和医疗险。购买该寿险和医疗险的条件是：(a)所 有保单在任何一年的保险费总金额不超过2万人民币；(b)寿险保单下的保险受益人 将由执行官指定；(c)保单其他条款（包括但不限于险种和承保范围）应合理满足 于执行官；(d)执行官符合此类保单的资格要求。

g.       Expenses. The Company shall reimburse the Executive for reasonable and necessary business expenses incurred by the Executive in connection with the performance of the Executive’s duties and obligations as set forth herein during the Term; provided the Executive shall provide reasonable supporting documentation with respect to such expenses, if requested.

g.       费用。 公司将对执行官在其任职期间履行本协议所约定的职责和责 任所发生的合理且必需的商务费用予以报销，但执行官根据要求提供与该等费用相 关的合理证明文件。

h.       Indemnification. Subject to the advice of an appropriate human resource adviser engaged by the Company to ascertain the scope of such indemnity, the Company shall fully indemnify the Executive for any losses incurred in his capacity as a director and/or officer of any of the Group Companies, if the Company’s director and officer liability insurance is inadequate to cover such losses; provided the Company shall not be responsible for any losses caused by or attributable to the Employee’s gross negligence or willful default.

Unless otherwise indicated herein and as agreed by the Parties and to the extent permitted by the governing law (as described in Section 7(e) below), all of the foregoing remuneration and benefits shall be paid to such account in RMB or any other currency as designated by the Executive. Unless otherwise agreed by the Parties in writing, any conversion from United States Dollars to RMB and vice versa shall be effected at the exchange rate published by the People’s Bank of China for the relevant period or date (as the case may be).

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h.       补偿。 公司将根据其所聘请的适当人力资源顾问所确定的补偿范围 的建议，在公司的董事和管理人员责任保险未能足额赔偿时，就执行官尹其担任任何集团公司的董事和/或管理人员而发生的任何损失予以补偿，但公司对由于员工 疏忽大意或过失而引起的任何损失不承担责任。

除非本协议另有约定或者缔约各方同意且在准据法（见下述第 7(e)条的描述）许可 的范围内，前述全部报酬和福利将以人民币或其他币种支付到执行官指定的相应帐 户内。除非协议各方以书面形式另行约定，任何从美元到人民币的兑换和相反的兑 换，应根据中国银行在相关期间或日期（根据情况确定）所公布的汇率进行

4.	Amendment, Termination and Discharge of this Agreement.

4.	修订、终止和协议解除

a.       Amendment to and Termination of the Agreement. This Agreement may not be modified, amended, renewed or terminated except by an instrument in writing, signed by the Executive and the Company.

a.       协议修订和终止。 本协议由执行官和公司签署书面文件后方能被修 改、修订、变更或终止。

b.      Discharge of the Agreement.

b.       协议解除

(i)       By Death. This Agreement shall be discharged automatically upon the Executive’s death. In such event, the Company shall pay to the Executive’s beneficiaries or estate (as the case may be) an amount equal to twenty-four (24) months of the Executive’s Monthly Salary, plus the full amount of any compensation then due and payable under Section 3 hereof to which the Executive is entitled as of the date of termination.

(i)       死亡。 本协议将基于执行官的死亡而自动终止。在此情形下， 公司将支付执行官受益人或遗产继承人（根据情况确定）相当于 24 个月的 执行官月薪，并向执行官支付于本协议终止时根据本协议第 3 条所规定到期 应当支付的全部补偿费用。

(ii)       By Disability. If (i) the Executive becomes eligible for the Company’s long-term disability benefits or (ii) the Executive is unable to carry out the responsibilities and functions of the position held by the Executive by reason of any physical or mental impairment, for a period of more than ninety (90) consecutive days or more than one hundred twenty (120) days in any consecutive twelve-month period, then, to the extent permitted by law, the Company may terminate the Executive’s employment. In the event that the Company terminates the Executive’s employment on grounds of disability, the Company shall pay to the Executive an amount equal to eighteen (18) months of the Monthly Salary, plus the full amount of any compensation then due and payable under Section 3 hereof to which the Executive is entitled as of the date of termination and thereafter (subject to Section 7(f)) all obligations of the Company under this Agreement shall cease. Nothing in this section shall affect the Executive’s rights under any disability plan implemented by the Company in which the Executive is a participant, if any.

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(ii)       残疾。 如果(i)执行官有资格享有公司长期残疾福利或(ii)执行 官因身体或精神损害而不能履行其责任和职责连续超过 90 天或在任何连续 12 个月的期间内超过 120 天，则在法律许可的范围内，公司可终止聘用执 行官。若公司由于执行官残疾而终止聘用，则公司应向执行官支付相当于其 18 个月的月薪，并向执行官支付于本协议终止时根据本协议第 3 条所规定 的到期应该支付的全部补偿 额。其后，除本协议第 7(f)条的约定外，公司 在本协议项下的全部义务应终止。本协议的约定将不影响公司所执行的执行 官作为参与人的残疾人计划下所享有的权利（如何存在）。

c.       Early Termination by the Company. The Company may dismiss the Executive for Cause (as hereinafter defined) at any time or by serving the Executive three (3) months’ prior written notice. During such notice period, the Executive shall continue to diligently perform all of the Executive’s duties hereunder. In the event of dismissal without Cause, the Executive will be eligible to receive an amount equal to the Monthly Salary multiplied by (M + 12), where M shall mean the number of years Executive has been employed by the Company pursuant to this Agreement, payable in full immediately following the receipt by the Executive of such written notice. For the for purposes of this Agreement, Cause shall include: (i) the conviction of a felony or any crime involving moral turpitude, fraud or misrepresentation, (ii) the continued failure by Executive to substantially perform his duties to the Company after receipt of written notice from the Company specifying any action or inaction by Executive which is deemed by the Company to constitute a failure to perform his duties hereunder with suggestions, where feasible, as to how Executive may remedy such failure, and Executive has failed to correct the unsatisfactory performance within fifteen (15) days of such notice, (iii) Executive’s gross negligence or willful misconduct which is materially injurious to the Company, monetarily or otherwise, (iv) proven dishonesty by Executive adversely affecting the Company as determined by the Board, and (v) any material breach by Executive of the Company’s then current policies with written notice thereof which has note been cured with 30 days of such notice where such breach is not one subject to immediate termination under the Company’s policies, or of the covenants contained in Section 5 of this Agreement. For purposes of this paragraph, no act or failure to act on Executive’s part shall be considered “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. If at any time the Company shall determine that Executive has engaged in one or more activities constituting “Cause” for termination hereunder, Executive’s employment shall be terminated for Cause.

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c. 公司提前终止协议。 公司可在任何时候根据事由（“事由”）解雇执 行官，或向执行官提前 3 个月书面通知后解雇执行官。在此通知期限内，执行官将 继续尽职履行执行官在本协议项下的全部职责。如果公司无事由解雇执行官的，则 执行官将有资格收到相当于其月薪乘以(M+12)的补偿，其中 M 指执行官根据本协 议已被公司聘用的年数。该笔补偿将在执行官收到书面通知后立即支付。基于本协 议之目的，上述事由应包括：(1)被判重罪或涉及道德败坏、欺诈或者虚假陈述的 任何犯罪；(ii)在收到公司说明执行官未履行其职责的任何作为或不作为的书面通 知和关于如何纠正的通知后，执行官在十五天内没有改正其行为的持续实质不履行 其职责；(ii)执行官对公司造成损害的重大疏忽或故意不当行为，不论是财政上的 还是其他方面；(iv)经董事会决定的，被证实的执行官对公司造成负面影响的不诚 实；及(v)公司书面告知执行官对公司当时生效政策的重大违反，而执行官在该书 面告知后的 30 天内仍未纠正，或者执行官对本协议第 5 条所含承诺的重大违反。 为本款规定之目的，执行官的作为或不作为不应认定为故意，除非其作为或疏忽而 不作为是未遵守诚实信用原则，且没有合理理由确定他的行为或疏忽是为公司之最 大利益。如果公司在任何时候决定执行官所从事的一项或多项行为构成本协议项下 终止的事由，则对执行官的聘用应因此事由而终止。

d.      Early Termination by the Executive.

d.       执行官提前终止协议

(i)       Termination by Executive for Good Reason. If the Executive selects to terminate his employment for Good Reason (as hereinafter defined), the Executive will be eligible to receive an amount equal to the Monthly Salary multiplied by (M + 12), where M shall mean the number of years the Executive has been employed by the Company pursuant to this Agreement, payable in full immediately following the Company’s receipt of such termination notice. No Annual Bonus shall be payable upon such termination. Thereafter (subject to Section 7(f)) all obligations of the Company under this Agreement shall cease. For the purpose of this Agreement, “Good Reason” shall mean any of the following events if (i) the event is effected by the Company without the consent of the Executive and (ii) such event is not rectified within twenty (20) days by the Company to the Executive’s reasonable satisfaction:

(i) 执行官终止合同的充分理由。 如果执行官因为充分理由（见 如下定义）而选择终止聘用关系，则执行官将有资格收到相当于其月薪乘以 (M+12)的金额，其中 M 是指执行官根据本协议已受聘于公司的年数。该等 数额将在公司接到此书面终止通知后全额支付。在此情形下的终止，年度奖 金将不予以支付。此后，除本协议第 7（f）条的约定外，公司在本协议项 下的全部义务应终止。为本协议之目的，充分理由应指以下情形任一事件， 如果（i）该事件为甲方所引起但未经执行官同意，和（ii）甲方就该事件在 二十天内未予以纠正至执行官合理满意：

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(1)       a significant change in the Executive’s position with the Company or a change to his duties or responsibilities which materially reduces the Executive’s level of responsibility; or

(1) 执行官职位的重大调整或职责变更导致实质降低执行官 的职责水平；或者

(2)       the Company fails to perform this Agreement or violates the relevant labor laws applicable to the Company’s business, regulations or infringes upon any of the Executive’s rights or interests; or

(2) 公司未履行本协议或者违反可适用于公司经营的相关劳 动法律、法规或者侵犯执行官的任何权益；或者

(3)       the imposition by the Board on Executive of any action or responsibility involving the commission of (i) a felony, (ii) criminal dishonesty, (iii) any crime involving moral turpitude or (iv) fraud; or

(3) 董事会强令执行官从事涉及下列事项的行为或责任：(i) 重罪，(ii)刑事犯罪的不诚实，(iii)任何道德败坏的犯罪，或者(iv)欺 诈；或者

(4)       any action by the Board requiring Executive to breach Executive’s obligations and responsibilities under this Agreement; or

(4) 董事会要求执行官作出的行为违反执行官在本协议项下 的义务和职责；

(5)       any action of the Board constituting a constructive discharge or an unreasonable interference with Executive’s ability to fulfill Executive’s obligations under this Agreement; or

(5) 董事会的行为构成对执行官事实上的解雇或对乙方履行 本协议项下之义务的不合理干扰。

(6)       a Change of Control of the Company (for purposes of this Agreement, a “Change of Control of the Company” shall mean (a) the sale of all or substantially all of the assets of the Company in a transaction or series of transactions, (b) any transaction or series of transactions in which an unaffiliated third party acquires all or substantially all the issued and outstanding capital stock of the Company, or (c) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the stockholders holding a majority of the outstanding voting power of the Company immediately prior to the merger, consolidation or reorganization of the Company have at least a majority of the outstanding voting power of the surviving entity after the merger, consolidation or reorganization.

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(6)       公司控制权的变更。 基于本协议的目的，公司控制权 变更是指：(a)在一项交易或系列交易中转让公司全部或主要资产；(b)任何一项或系列交易中非关联第三方购买全部或事实上已全部发行的 公司股份；或者(c)任何涉及公司一方的收购、合并或重组，除非在 公司的收购、合并或重组前持有公司大多数表决权的股东，在并购、 合并或重组后的存续公司至少拥有大多数的表决权。

(ii)       Termination other than for Good Reason. The Executive may terminate employment with the Company at any time for any reason other than Good Reason or for no reason at all, upon three (3) months’ advance written notice. Upon a termination other than for Good Reason, the Executive shall be entitled to a contribution bonus (“Contribution Bonus”). The distribution of such Contribution Bonus and its amount shall be determined by the Company and approved by the Board; provided that the Contribution Bonus shall not exceed an amount equal to the Monthly Salary multiplied by (M + 10), where M is the number of years the Executive has been employed by the Company pursuant to the Agreement. No Annual Bonus shall be payable upon such termination. During such notice period the Executive shall continue to diligently perform all of the Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make the Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays the Executive all compensation under Section 3 hereof to which the Executive is entitled through the last day of the three (3) month notice period.

(ii) 充分理由外的终止。 执行官可因充分理由以外的任何原因或无 需理由而在任何时候经提前三个月书面通知后终止劳动关系。因充分理由以 外的情形终止的，执行官有权取得贡献奖金（“贡献奖金”）。该奖金的发放 和数额将由公司决定且经董事会同意，但该等奖金不得超过相当于执行官月 薪乘以（M+10）的数额，其中 M 是指执行官依据本协议已经受聘于公司的 年数。但在此终止情况下，年度奖金不予以发放。在书面通知期限内，执行 官应继续尽责履行其在本协议项下的全部执行官职责。公司应有权自主选择 在该等书面通知期限内使劳动关系的终止发生效力，只要公司依据本协议第 三条的约定向执行官支付其直至三个月通知期限之最后一天有权取得的所有 补偿。

(iii)       Termination Obligations. The Executive agrees that on or before termination of employment, he will promptly return to the Company all documents and materials of any nature (including any materials in electronic form) pertaining to his work with the Company, including all originals and copies of all or any part of any Confidential Information along with any and all equipment and other tangible and intangible property of the Company. The Executive agrees not to retain any documents or materials or copies thereof containing any Confidential Information.

(iii) 义务终止。 执行官同意，在劳动关系终止之日或之前，其将 立即向公司返还与其工作有关的任何性质的全部文件和资料（包括所有的电 子文档资料），包括任何保密信息的全部或部分内容的全部原件及复印件，及公司的任何全部设备和其他有形和无形资产。执行官同意，不保留含有公 司保密信息的任何文件或资料或其复印件。

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e.       If this Agreement expires in accordance with its term without earlier termination or extension, the Executive will be eligible to receive an amount equal to the Monthly Salary multiplied by twelve (12) as determined by the Board in its sole discretion.

e. 如果本协议之终止与本协议期限一致，而非提前终止或延长，则执行 官有资格获得相当于其月薪乘以 12 的数额。该数额应由董事会自行决定。

f.       Any payments made by the Company pursuant to Section 3 or Section 4 of this Agreement shall be net of all applicable withholdings and deductions.

f. 根据本协议第3条或第4条由公司实际支付的任何款项应为扣减可适用 的全部扣缴和扣除金额后的净值。

5.	Confidentiality; Non-Compete: Non-Solicitation; No Conflict; Non- Disparagement.

5.	保密，竞业禁止，非劝诱，不冲突，不贬低

a.       Confidentiality Obligation. The Executive hereby agrees at all times during the term of his employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Executive understands that “Confidential Information” means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group’s licensors, including, without limitation: technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Executive called or with whom the Executive became acquainted during the term of his employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the clients, customers, suppliers, joint ventures, licensors, licensees, distributors and other persons with whom the Group does business, information regarding the skills and compensation of other employees of the Group or other business information disclosed to the Executive by or obtained by the Executive from the Group, its affiliates, or their clients, customers, suppliers or partners either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Notwithstanding the foregoing, Confidential Information shall not include information that is common knowledge or that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

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a.       保密义务。 执行官在此同意，在劳动关系存续期限内以及终止后， 其严格保守集团商业秘密。未经公司书面同意，执行官不得使用（但为了集团利益除外）或向任何人、公司或其他实体披露任何保密信息。执行官理解，保密信息系 指集团、其关联方、该等公司的客户、消费者或合作伙伴以及集团的授权方所持有 的任何专有信息或者保密信息，包括但不限于：技术数据、贸易秘密、研发信息、 产品计划、服务、客户清单和客户（包括但不限于在执行官受聘期间其联系的集团 客户或在此期间所熟悉的客户）、供应商清单和供应商、软件、开发、发明、加工 工艺、配方、技术、设计、图纸、工程、硬件配置信息、人事信息、市场营销及融 资信息，与集团有业务往来的客户、消费者、供应商、合资企业、许可方、被许可 方、分销商以及其他人员的信息，与集团的其他员工的技能和员工补偿信息，或集 团、其关联方或该等公司的客户、消费者、供应商或合作伙伴通过直接或间接方式 以口头或书面形式或通过零部件或设备的图纸或以观察方式披露给执行官的或乙方 通过前述方式自前述相关方处取得的其他商业信息。尽管有前述约定，保密信息不 包括常识信息或者执行官证明已可普遍为公众所取得的信息，该信息的取得并非因 执行官的披露造成的。

b.       Non-Compete and Non-Solicitation. In consideration of the termination compensation payable to the Executive under Section 4, the Executive irrevocably and unconditionally agrees with and undertakes to the Company that, he will not (i) during his term of employment with the Company take up any executive position in any company other than the Group Companies and will commit most of his efforts towards the development of the business and operations of the Group, except as currently contemplated or approved by the Board, and (ii) for a period of twelve (12) months (or less than twelve (12) months if agreed by the Board) after he ceases to be employed by any Group Company (collectively the “Non-Compete Period”):

b. 非竞争和非劝诱。 考虑到在本协议第4条规定项下的终止后对执行官 的补偿，执行官无条件不可撤销地同意且向公司承诺，其将(i)不在受聘期间担任除 集团公司以外的执行官职务且将对集团的业务发展和运作尽最大努力，但目前已任 职或董事会同意的除外；和(ii)在被任何集团公司终止聘用后的十二个月期限内

（或少于十二个月，但须经董事会同意）（统称为“不竞争期限”）不从事下列行 为：

(i)       either on his own account or in conjunction with or on behalf of any person, firm or company carry on or be employed, engaged, concerned, provide technical expertise or be interested directly or indirectly in, any business, whether as shareholder, director, executive, partner, agent or otherwise, that is, in the opinion of the Company in competition (whether directly or indirectly) with any business carried on or proposed to be carried on by the Group from time to time;

(i) 自行或与其他合作或代表任何人、商行或公司，针对在公司认 为与现有业务或集团将不时开展的业务存在竞争的业务，从事或被聘用、受 托、关注、提供技术专长或者持有直接或间接权益，而不论是否为股东、董 事、执行官、合伙人、代理人或者其他；

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(ii)       either on his own account or in conjunction with or on behalf of any other person, firm or company, solicit or entice away or attempt to solicit or entice away from the Group from time to time, the customer of any person, firm, company or organization who shall at any time have been a customer, client, agent or correspondent of the Group or in the habit of dealing with the Group; or

(ii) 自行或与他人合作或代表任何其他人、商行或者公司，不时劝 诱或者诱使或企图劝诱或诱使在任何时候已成为集团公司的消费者、客户、 代理或公司联络人或习惯于与集团进行交易的任何人、商行、公司或组织的 客户不再与集团往来；或

(iii)       either on his own account or in conjunction with or on behalf of any other person, firm or company, solicit or entice away or attempt to solicit or entice away from the Group from time to time, any person who is an officer, manager or executive of the Group whether or not such person would commit a breach of his contract of or employment by reason of leaving such employment.

(iii) 自行或与他人合作或代表任何其他人、商行或者公司，不时劝 诱或者诱使担任集团的高级职员、管理者或执行官的任何人离开集团，而不 论其离开该等职位是否构成违约。

(iv)       The Executive shall be entitled to monthly compensation in consideration of fulfilling the obligation under this Section, in an amount equal to the Monthly Salary, for the period of the Non-compete Period.

(iv) 执行官履行本条项下的业务将有权获得补偿，该数额相当于在 不竞争期限的月薪数额。

If the Executive fails to discharge his obligations under this Section 5 at any time during the Non-compete Period, in addition to any and all legal remedies that the Company is entitled to under the applicable law, the Executive shall return to the Company such proportion of the compensation payable to the Executive upon the termination of his employment pursuant to Section 4 of this Agreement corresponding to the portion of the Non-compete Period during which the Executive has failed to discharge his non-compete obligation.

若执行官未能在不竞争期限内的任何时间履行第5条所规定的义务，除公司根据可适用的 法律有权取得任何及全部法律救济外，执行官应于根据本协议第4条规定终止聘用关系之 时向公司返还应支付给执行官的相应比例的补偿金。该比例等于执行官在不竞争期间未能 履行其不竞争义务之期限所占不竞争期间的相应比例。

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c.       No Conflict. The Executive represents and warrants that the Executive’s execution of this Agreement, his employment with the Company, and the performance of his proposed duties under this Agreement shall not violate any obligations he may have to any former employer or other party, including any obligations with respect to proprietary or confidential information or intellectual property rights of such party.

c.       不冲突。 执行官陈述与保证，其签署本协议、与公司之间的雇员关 系以及其履行本协议项下的义务不得违法其向前雇佣方或其他方所可能承担的义 务，包括与该等方的专有或保密信息或知识产权相关的任何义务。

d.       Provisions reasonable for protection of legitimate interest. The Parties agree that the restrictions in Sections 5(a) and 5(b) are considered to be reasonable in all circumstances. Notwithstanding the foregoing, it is agreed between the Parties that if any one or more of such restrictions shall, either by itself or together with other restrictions, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interest of any Group Company from time to time, but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in any particular manner then the restrictions shall apply with such deletions, restrictions or limitations, as the case may be.

d. 合理保护合法权益的条款。 协议各方同意，本协议第 5(a)与(b)条项下 的限制，在任何情况下皆认为是合理的。尽管有前述约定，协议各方同意，若该等 限制中的一项或多项应单独或与其他限制共同被判定超越了在任何情况下不时对任 何集团公司的合法权益进行保护的合理范围，但若将某一特定限制或某些特定限制 删除或将这些限制的任意一部分或某些部分以某一特定方式删除、加以限制或限定 时，其会被判定为合理的，则这些限制应根据情况进行该等删除、限制或限定。

e.       Non-Disparagement. Following the date hereof, the Executive shall not, directly or indirectly, in person or through an agent or intermediary, disparage or make negative, derogatory or defamatory statements about the Company and any of its officers, directors employees or stockholders or their respective business activities or the business activities of any of their affiliates or their respective officers, directors, managers, employees or stockholders to any other person or entity, whether true or not.

e.       非贬损条款。 自本协议签订之日起，执行官不得直接或者间接地， 通过其个人或者通过其代理人或中介机构向其他任何人员和机构针对公司、关联方 以及他们的管理人员、董事、雇员、股东或者他们各自的商业行为进行贬损或者作 出否定性、贬损性、诽谤性的声明。

6.	Intellectual Property

6.	知识产权

The Executive further agrees with and undertakes to the Company that:

执行官进一步同意并向公司作出如下承诺：

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a.       he will not divulge, use (other than for the purpose and benefit of the Group) or infringe the trade marks, logos, inventions, know-how, technology, proprietary information and other intellectual property rights of the Group Companies; and

a． 其将不淡化、使用（除非是基于有利于集团利益的目的）或者侵犯任 何集团公司的商标、标识、发明、专有技术、工艺技术、专有信息以及其他知识产 权；及

b.       all trade marks, logos, inventions, know-how, technology, proprietary information and other intellectual property rights developed, acquired or filed by the Executives in the course of his work or employment shall belong solely to the Group Company. The Executive agrees he will, upon demand by the Company, execute any documents reasonably necessary to transfer any such intellectual property rights to the Company.

b. 在执行官任期和受雇期间，所有产生、获得、提交的商标标识、发 明、专有技术、工艺技术、专有信息以及其他知识产权单独地归属于集团公司所 有。执行官同意，他将按照公司的要求，签署任何文件以便将任何相关知识产权转 移给公司。

7.	General Provisions

7.	一般规定

a.       Effectiveness. This Agreement shall come into effect when it is signed by the Parties.

a. 效力。 本协议自协议各方签署之时起生效。

b.       Entire Agreement. This Agreement, including the exhibits attached hereto (if any), constitutes the full and complete understanding of the Parties hereto and supersedes any previous agreements between the Executive and any Group Company.

b. 协议的完整性。 本协议包括协议附件（若有）构成协议各方全部而 完整的理解，并且替代执行官与任何集团公司之间之前所达成的所有协议和约定。

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c.       Continuing Obligations. The obligations in this Agreement will continue in the event that the Executive is hired, renders services to or for the benefit of or is otherwise retained at any time by any present or future Affiliates of the Company. Any reference to the Company in this Agreement will include such Affiliates. Upon the expiration or termination for any reason whatsoever of this Agreement, the Executive shall forthwith resign from any employment of office with the Company and all Affiliates of the Company unless the Board requests otherwise. In this Agreement, “Affiliate” shall mean (a) in relation to any individual, the immediate family of such individual or any entity controlled by the individual, where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly; (b) in relation to any legal person, a company which is for the time being a holding company of such legal person, or a subsidiary or controlled affiliate of such legal person or of such holding company.

c． 持续义务。 本协议项下的义务将在执行官被聘用、提供服务、为公 司利益提供服务或者为公司当前或今后的关联方在任何期间聘请时继续有效。本协 议中所指的公司，包括公司该等关联方。本协议期满或者无论因任何原因导致本协 议终止，执行官必须立刻辞去公司以及其他任何关联方的职务，但是董事会要求继 续聘任的除外。在本协议中，关联方是指：(a)有密切关系的自然人，以及该等自 然人的直系家庭成员或者该自然人控制的任何机构，这里的控制是指有权决定公司 的经营以及决策，或者有权任命或撤换董事会成员，或者直接或间接地管理机构实 体，无论是基于股份所有权的控制还是通过协议的控制以及其他任何方式的控制， 均相应地被理解为控制；(b)有密切关系的任何法人，目前该法人的控股公司，或 者子公司或者与该法人或该控股公司有密切控制关系的机构。

d.       Releases. In consideration for any compensation and other benefits provided for in accordance with Section 4 hereof, the adequacy of which is hereby acknowledged, Executive, for and on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors and assigns, to the maximum extent permitted by law, hereby covenants never to sue and fully and forever releases, acquits and discharges the Company, together with its subsidiaries, parents and affiliates and each of its past and present direct and indirect stockholders, directors, members, partners, officers, employees, attorneys, agents and representatives, and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the “Releasees”), from all rights and liabilities up to and including the date of this Agreement to the expiration thereof arising under or relating to Executive’s employment with the Company, Executive’s application for and employment with the Company, Executive’s service as an employee of the Company or any of the Releasees, the termination of employment, and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected and any claims of wrongful discharge, breach of contract, implied contract, promissory estoppel, defamation, slander, libel, tortious conduct, interference with contract or business relations, intentional or negligent infliction of emotional distress, sexual harassment, negligence, employment discrimination or claims under any federal, state or local employment statute, law, order or ordinance, including without limitation any rights or claims arising under any national, state or municipal ordinance in China relating to discrimination in employment, or any applicable statutory or common laws relating to the terms, conditions or termination of employment, discrimination in employment, or contract- or tort-based claims in connection therewith.

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d. 豁免。 考虑到本协议第四条中所约定的补偿以及所提供的利益已经被 认为是适当和充分的，执行官代表其自身以及其每一位继承人、被指定的遗嘱执行 者、遗产管理人、个人的代理人、继承者、受让人在法律所允许的最大限度内立约 承诺，针对公司、以及其子公司、母公司以及关联方、任何以往的及目前的直接或 间接的股东、董事、成员、合伙人、管理人员、雇员、律师、代理商、代表以及他 们的继承人、被指定的遗嘱执行者、遗产管理人、个人代理人、继承人、受让人

（统称“被免除债务者”）不就有关在本协议终止前（含当日）就因其受雇于公司而 产生的或与其受聘相关的任何权利和责任、执行官为公司提出的申请或与公司的雇 佣关系、执行官作为公司雇员而提供的任何服务或作为被免除债务者而提供的服 务、雇佣关系终止而进行起诉，且就上述事项对被免除债务者作出充分且永久性的 免除、谅解及不进行任何追索；且就任何所有的指控、投诉、索赔、责任、义务、 承诺、协议、争议、损害、诉讼、诉因、起诉、权利、要求、费用、损失、无论是 已知的还是未知的可预见以及不可预见的任何性质的债务和费用、对非法解雇的任 何索赔、违反合同、隐含合约、允诺不得反言、诽谤、诋毁、中伤、侵权行为、干 扰合同或业务关系、蓄意或过失引起精神困扰、性骚扰、疏忽、就业歧视或依据任 何联邦、州或当地就业法规、法律、条例或法令的索赔，包括但不限于根据中国与 聘用、就业歧视或与其相关的基于合同或侵权的索赔相关的任何国家、州或市的条 例或而产生的任何权利或索赔，放弃针对被免除债务者的起诉，且就上述事项被免 除债务者作出充分且永久性的免除、谅解及不进行任何追索。

e.       Governing Law and Dispute Resolution. The execution, validity, interpretation and performance of and resolution of disputes under this Agreement shall be governed by and construed in accordance with the officially published and publicly available laws of the State of New York. When the officially published and publicly available laws of the State of New York do not apply to any particular matter, international legal principles and practices shall apply (including available laws of the PRC).

Any disputes or claims relating to this Agreement or the interpretation, breach, termination or validity hereof shall be resolved through friendly consultations, commencing upon written notice given by one Party to the other Party of the existence of such a claim or dispute. If the dispute or claim cannot be resolved after thirty (30) days of such notice, either Party may request arbitration by a labor dispute arbitration committee established in accordance with Section (h) below. If either Party disagrees with the arbitral award of the labor dispute arbitration committee, such Party may institute legal proceedings with the authorized court within 15 days after notification of the arbitral award

e. 法律适用以及争议解决。 本协议的执行、效力、解释、履行以及争议 的解决均依据纽约州官方公开发布的可取得的法律。当纽约州官方公开发布的法律 法规不适用于特别事项时，则国际法原则和惯例将予以适用（包括中国可适用的法 律）。

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关于本协议的任何争议和索赔，或其解释、违约、终止或效力应通过友好协 商自一方于该等索赔或争议存在时向另一方作出书面通知时开始协商解决。若该等 争议或索赔未能于该等通知发出之日后30日予以解决的，一方当事人可以请求根据 以下第h款设立的劳动争议仲裁委员会进行仲裁。如果任何一方当事人不同意劳动 争议仲裁委员会的裁决结果，则该方可以根据法律约定自劳动仲裁裁决书送达之日 起15日内向有管辖权的法院提起诉讼。

f.       Assignability. The terms of this Agreement will remain in effect and shall be binding upon any successor in interest including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. A reference to the Company shall include its successors. Except as set forth in the preceding sentence, this Agreement may not be assigned by a Party to any third party, without the prior consent of the other Party.

f.       可转让性。 本协议条款对利益继承人应继续有效且有约束力，包括 公司通过收购或兼并的任何实体或者受让其全部或主要资产的受让方。除非前述规 定外，未经协议另一方事先的同意，任何一方不得将本协议项下的权利义务转移给 任何其他第三方。

g.       Survival. The Parties’ obligations under Sections 5 and 6 hereof shall survive and continue in effect after the termination of this Agreement, whatever the reason for such termination.

g. 权利保留。 本协议第 5 条以及第 6 条项下的协议各方之义务应于劳动 合同及补充协议终止后继续有效，不论该终止因何原因造成。

h.       Dispute Resolution. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules. The place of arbitration shall be London, England. The language of the arbitral proceedings shall be English (and translated to Mandarin, if possible). The award shall be rendered within nine (9) months of the appointment of the arbitrator, unless the arbitrator determines that the interest of justice requires that such limit be extended. Judgment upon any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nothing in this Agreement shall prevent either party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. The fees payable to the ICC (including arbitrator fees and costs but excluding any filing fee payable by a Party commencing the arbitration) shall be borne equally by the Parties; provided, however, that the Company shall pay, and the Executive shall not be responsible for, any such fees payable to the ICC that exceed €30,000. The Company and the Executive acknowledge that attorneys fees shall be payable by the Party incurring such attorneys fees and any filing fees payable in connection with commencing any arbitration proceeding shall be payable by the Party commencing such arbitration proceeding, and no such attorneys fees and filing fees shall be counted toward the forgoing €30,000 cap.

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h. 争议解决。 因本协议而发生的或与本协议相关的所有争议应根据国际 商会仲裁规则最终解决。仲裁地点应在英国伦敦。仲裁程序的语言应为英语（若可 能，并翻译成汉语）。仲裁裁决应于指定仲裁员后 9 个月内作出，除非仲裁员确定 公平利益要求延长该等期限。对就仲裁员作出的任何裁决具有管辖权的任何法院可 对该等裁决作出判决。本协议的任何事项皆不得阻碍协议任何一方向有管辖权的任 何法院寻求临时措施，且该等要求不应被视为不符合进行仲裁的协议，或不符合对 申请仲裁的权利所进行豁免。应支付予国际商会的费用（包括仲裁员费用和开支， 但是不包括应由申请仲裁的一方应支付的申请费用）应由协议各方平等承担；然而 条件是，公司对超过 3 万欧元的任何该等应付费用予以支付，执行官对此不承担责 任。公司和执行官承认，律师费应由发生该等律师费的协议一方支付，且与发生任 何仲裁程序有关的任何应付申请费用应由申请仲裁的协议一方承担。该等律师费和 申请费用不得计入前述 3 万欧元的总金额中。

i.	Notices.

i.	通知

Notices under this Agreement shall be given in writing to the relevant Party at the address stated herein (or to such other address as it shall have notified the other Party previously in writing).

本协议项下的通知应以书面形式向有关协议一方在本协议中所指定的地址送 达（或者在此之前该协议一方向另一协议方以书面方式通知的其他地址送达）。

to the Company at:

公司地址：

Kingold Jewelry, Inc

15 Huangpu Science and Technology Park Jiang'an District

Wuhan, Hubei Province, PRC 430023 Attention: General Manager

中华人民共和国湖北省武汉市江岸区黄浦科技园特15号

武汉金凰珠宝股份有限公司

邮编：430023

收件人：总经理

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to the Executive at: Zhihong Jia

No. 40-1 Laodong St. Jiang’an District Wuhan, China

执行官地址：

贾志宏

中国武汉江岸区劳动街40-1

j.       Language and Copies of the Agreement. This Agreement shall be executed in Chinese and English in two (2) original copies. The English version shall prevail in case of conflict. Each Party shall receive one (1) original copy, all of which shall be equally valid and enforceable.

j.        语言和协议的份数。本协议以中英文签署，一式二份。如果两种语言存 在冲突，则以英文为准。各方持有一份，每份具有相同的法律效力。

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK AND SIGNATURE PAGE FOLLOWS]

以下无正文，后接协议签署页。

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IN WITNESS WHEREOF, the undersigned has hereunto caused this Agreement to be executed as of the day and year first above written.

兹证明，本协议将于约首所载之日期签署。

KINGOLD JEWELRY, INC.

金凰珠宝股份公司

By: ______________________

Name: Jun Wang

姓名：王俊

Title: General Manager

职务：总经理

EXECUTIVE

执行官

By: ______________________

Zhihong Jia

贾志宏

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